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                                                                   Exhibit 23(b)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-92082 of Sears Roebuck Acceptance Corp. and Sears, Roebuck & Co. on Form S-3 of our report dated February 8, 2002, appearing in the Annual Report on Form 10-K of Sears, Roebuck and Co. for the year ended December 29, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP


Chicago, Illinois
August 1, 2002